EXHIBIT 10.8

PROMISSORY NOTE EXTENSION AGREEMENT

This Promissory Note Extension Agreement, hereinafter referred to as “Extension”, entered into this 27th day of June, 2012, by and among globalwise investments, inc. hereinafter called “Maker” and Ramon M. Shealy, hereinafter called “Lender”.

WHEREAS, Maker and Lender have entered into a Promissory Note dated March 29, 2012 for the amount of Two Hundred Thirty Eight Thousand Dollars ($238,000), hereinafter referred to as “Note”. Said Note was originally due ninety days from its issuance.

WHEREAS, Maker and Lender desire to enter into this Extension Agreement in order to extend the due date of the Note.

NOW, THEREFORE, it is dually agreed by both Maker and Lender to extend the due date of the Note from ninety days to one hundred fifty days from its date of issuance.

All other provisions of the original Promissory Note and Subscription agreement shall prevail unless otherwise written.

IN WITNESS WHEREOF, the undersigned Maker and Lender has duly executed this Note as of the day and year above first written.

GLOBALWISE INVESTMENTS, INC.

By:	/s/ William J. Santiago
Name: William J. Santiago
Title: President and CEO

By:	/s/ Ramon M. Shealy